Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant, as specified in its charter)

Virginia	54-1746567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer) Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (919) 379-4300

ALLIANCE ONE INTERNATIONAL, INC. 2016 INCENTIVE PLAN

(Full title of the plan)

William L. O’Quinn, Jr.

Senior Vice President - Chief Legal Officer and Secretary

Alliance One International, Inc.

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Name and address of agent for service)

(919) 379-4300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock (no par value)	1,756,498 (1)	$16.945 (2)	$29,763,859 (2)	$2,998

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.
(2)	In accordance with Rule 457(h)(1) of the Securities Act, the price for the shares is computed on the basis of the average high and low prices for the common stock of Alliance One International, Inc. on August 5, 2016 as reported on the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Alliance One International, Inc., a Virginia corporation (the “Company” or the “Registrant”), relating to 1,756,498 shares of its common stock, without par value per share, issuable pursuant to the Alliance One International, Inc. 2016 Incentive Plan.

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents filed with the SEC by the Company:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2016;

(b)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016;

(c)	Current Reports on Form 8-K, filed on June 21, 2016, July 1, 2016 and August 12, 2016.

(d)	The description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form S-4/A as filed March 3, 2005.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Company’s amended and restated articles of incorporation, as amended, provide for, the indemnification of the Company’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company has obtained insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act. In addition, the VSCA and the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are incorporated into this paragraph by reference.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Alliance One International, Inc. 2016 Incentive Plan, incorporated by reference to Appendix A to the definitive proxy statement of Alliance One International, Inc. filed on July 15, 2016 (SEC File No. 001-3684)

4.2	Amended and Restated Articles of Incorporation of Alliance One International, Inc., as amended, incorporated by reference to Exhibit 3.01 of Alliance One International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (SEC File No. 001-3684)

4.3	Amended and Restated Bylaws of Alliance One International, Inc. incorporated by reference to Exhibit 3.1 to Alliance One International, Inc.’s Current Report on Form 8-K, filed June 21, 2016 (SEC File No. 001-13684)

4.4	Form of certificate of common stock of Alliance One International, Inc., incorporated by reference to Exhibit 4.1 to Alliance One International, Inc.’s Current Report on Form 8-K, filed June 29, 2015 (SEC File No. 001-13684)

5	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney of Jeffrey A. Eckmann

24.2	Power of Attorney of Joyce L. Fitzpatrick

24.3	Power of Attorney of C. Richard Green, Jr.

24.4	Power of Attorney of Carl L. Hausmann

24.5	Power of Attorney of Nigel G. Howard

24.6	Power of Attorney of Mark W. Kehaya

24.7	Power of Attorney of John D. Rice

24.8	Power of Attorney of Martin R. Wade III

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on August 12, 2016.

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Joel L. Thomas
Joel L. Thomas
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ J. Pieter Sikkel J. Pieter Sikkel	President, Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2016

/s/ Joel L. Thomas Joel L. Thomas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 12, 2016

/s/ Todd B. Compton Todd B. Compton	Vice President-Controller (Principal Accounting Officer)	August 12, 2016

/s/ Jeffrey A. Eckmann Jeffrey A. Eckmann*	Director	August 12, 2016

/s/ Joyce L. Fitzpatrick Joyce L. Fitzpatrick*	Director	August 12, 2016

/s/ C. Richard Green, Jr. C. Richard Green, Jr.*	Director	August 12, 2016

/s/ Carl L. Hausmann Carl L. Hausmann*	Director	August 12, 2016

/s/ Nigel G. Howard Nigel G. Howard*	Director	August 12, 2016

/s/ Mark W. Kehaya Mark W. Kehaya*	Director	August 12, 2016

/s/ John D. Rice John D. Rice*	Director	August 12, 2016

/s/ Martin R. Wade III Martin R. Wade III*	Director	August 12, 2016

* By:	/s/ Joel L. Thomas
(Joel L. Thomas, Attorney-in-Fact)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Alliance One International, Inc. 2016 Incentive Plan, incorporated by reference to Appendix A to the definitive proxy statement of Alliance One International, Inc. filed on July 15, 2016 (SEC File No. 001-3684)

4.2	Amended and Restated Articles of Incorporation of Alliance One International, Inc., as amended, incorporated by reference to Exhibit 3.01 of Alliance One International, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (SEC File No. 001-3684)

4.3	Amended and Restated Bylaws of Alliance One International, Inc. incorporated by reference to Exhibit 3.1 to Alliance One International, Inc.’s Current Report on Form 8-K, filed June 21, 2016 (SEC File No. 001-13684)

4.4	Form of certificate of common stock of Alliance One International, Inc., incorporated by reference to Exhibit 4.1 to Alliance One International, Inc.’s Current Report on Form 8-K, filed June 29, 2015 (SEC File No. 001-13684)

5	Opinion of Robinson, Bradshaw & Hinson, P.A.

23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney of Jeffrey A. Eckmann

24.2	Power of Attorney of Joyce L. Fitzpatrick

24.3	Power of Attorney of C. Richard Green, Jr.

24.4	Power of Attorney of Carl L. Hausmann

24.5	Power of Attorney of Nigel G. Howard

24.6	Power of Attorney of Mark W. Kehaya

24.7	Power of Attorney of John D. Rice

24.8	Power of Attorney of Martin R. Wade III